UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	September 9, 2022

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	NAVB	NYSE American
Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2022, the Compensation, Nomination and Governance committee (“CNG Committee”) of the board of directors of Navidea Biopharmaceuticals, Inc. (“Navidea,” or the “Company”) approved and adopted the terms and conditions of a long term incentive plan (“LTIP”) that seeks to motivate and reward employees. The LTIP provides for the issuance of share-based awards to named executive officers and other employees of the Company pursuant to the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan. The target amount of the stock award under the LTIP for each employee was determined by the CNG Committee based on a variety of factors. Payout of the stock awards is based on the achievement of pre-established performance objectives and goals related to financing and U.S. Food and Drug Administration (“FDA”) and European Medicines Agency (“EMA”) regulatory milestones for the Company’s Phase 3 clinical trial for rheumatoid arthritis (NAV3-33) over a 40-month performance period. The financing and EMA regulatory milestones will each comprise 5% of the total stock award payout for participants; the FDA regulatory milestones will comprise the remaining 90%. The payout amount is subject to downward adjustment based on the timing of the achievement of the particular milestone. In order to receive the payout, the participant generally will be required to continue to be employed through the date of the payout. Upon issuance of the stock award, the participant will be 100% vested in the stock award.

The CNG Committee established the target payout amount under the LTIP for its named executive officers as follows:

Executive	Target Stock Award
Michael S. Rosol, Ph.D.	260,000 shares
Erika L. Eves	120,000 shares

Although the Company did not fully satisfy the financing milestone, based on completion of the public rights offering, the CNG Committee decided to payout 5% of the target stock award to all participants under the LTIP. On September 9, 2022, the following stock awards were made to the named executive officers under the LTIP: 13,000 shares of common stock to Michael S. Rosol and 6,000 shares of common stock to Erika L Eves. Any additional payouts under the LTIP will be subject to stockholders approving at the upcoming 2022 annual meeting an amendment to the 2014 Plan that increases the number of shares issuable under the 2014 Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 15, 2022	By:	/s/ Michael S. Rosol
Michael S. Rosol, Ph.D.
Chief Medical Officer
(Principal Executive Officer)